SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

Featherlite, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-24804	41-1621676
(Commission File Number)	(IRS Employer Identification No.)

Highways 63 and 9

Cresco, Iowa 52136

(Address of Principal Executive Offices and Zip Code)

(563) 547-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

(a)	Effective May 20, 2005, the Audit Committee of the Board of Directors of Featherlite, Inc. dismissed Deloitte & Touche LLP, the Company’s independent auditors previously engaged to audit its financial statements. The decision to dismiss Deloitte & Touche was made in connection with the Company’s continuing cost-management initiatives.

During the fiscal years ended December 31, 2004 and 2003, and the subsequent interim reporting periods from the last fiscal year end of December 31, 2004 through and including May 20, 2005, there were no disagreements between the Company and Deloitte & Touche on any matter involving accounting principles or practices, financial statement disclosure, auditing scope or procedure, and there were no other reportable events.

The audit report of Deloitte & Touche dated March 29, 2005 on the Company’s financial statements for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

We have provided Deloitte & Touche with a copy of the above statements in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. We have requested Deloitte & Touche to furnish us with a letter addressed to the Securities and Exchange Commission stating whether Deloitte & Touche agrees with the above statements made by us. We will file a copy of this letter by amendment to this Current Report on Form 8-K no later than June 10, 2005.

(b)	Effective May 20, 2005, the Audit Committee of the Board of Directors of the Company engaged the registered public accounting firm of Grant Thornton LLP as our new independent auditors. The Company did not consult with Grant Thornton during the fiscal years ended December 31, 2004 and 2003, or during the subsequent interim reporting periods from the last fiscal year end of December 31, 2004 through and including May 20, 2005, on the application of accounting principles, the type of opinion Grant Thornton might issue on our financial statements or with respect to any disagreement with or reportable event in connection with the performance of services by Deloitte and Touche LLP, the Company’s former independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEATHERLITE, INC.

	By	/s/ Conrad D. Clement
Date: May 26, 2005	Name:	Conrad D. Clement
	Title:	President and CEO